UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

BANCORP OF NEW JERSEY, INC.
 (Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 PALISADE AVENUE FORT LEE, NEW JERSEY	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-8600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Bancorp of New Jersey, Inc. (the “Company”) was held on May 26, 2010.

At the annual meeting, the shareholders of the Company voted upon the election of seven directors to the Company’s board of directors, to serve until the 2013 annual meeting of shareholders and until their successors are elected and qualify.

The names of each director elected at the meeting, as well as the number of votes cast for or withheld and the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
John K. Daily	2,728,609	400	0
Armand Leone, Jr.	2,725,996	3,013	0
Michael Lesler	2,728,296	713	0
Anthony M. Lo Conte	2,725,996	3,013	0
Rosario Luppino	2,723,621	5,388	0
Carmelo Luppino, Jr.	2,726,921	2,088	0
Howard Mann	2,672,034	56,975	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: June 2, 2010	By: /s/ Albert F. Buzzetti
Name: Albert F. Buzzetti Title: Chairman & CEO